Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, dated January 22, 2009, incorporated herein by reference, with respect to Legg Mason Partners Intermediate Maturity California Municipals Fund and Legg Mason Partners Intermediate Maturity New York Municipals Fund, each a series of the Legg Mason Partners Income Trust, as of November 30, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 27, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, dated January 22, 2009, incorporated herein by reference, with respect to Legg Mason Partners Massachusetts Municipals Fund, a series of the Legg Mason Partners Income Trust, as of November 30, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 27, 2009